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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 25, 2004

NaPro BioTherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	0-243201 (Commission File Number)	84-1187753 IRS Employer Identification No.)

4840 Pearl East Circle, Suite 300W
Boulder, Colorado 80301
(Address of principal executive offices and Zip Code)

(303) 516-8500
(Registrant's telephone number,
including area code)

Item 5. Other Events and Regulation FD Disclosure

        On March 25, 2004, we entered into a stock purchase agreement with certain institutional investors pursuant to which we will, on or about March 26, 2004, issue and sell to such investors an aggregate of 2,000,000 shares of our common stock at a purchase price of $2.60 per share. This description is qualified in its entirety by reference to the Stock Purchase Agreement, dated as of March 25, 2004, by and among the institutional investors named therein and us, which is attached to this report as Exhibit 10.1 and incorporated by reference into this report by reference. The sale is being made pursuant to our shelf registration statement on Form S-3 previously filed with and declared effective by the Securities and Exchange Commission (File No. 333-107817), as supplemented by our prospectus supplement dated March 25, 2004.

        Gross proceeds of this offering will be approximately $5,200,000. We will use the net proceeds of this offering to fund working capital and capital expenditures. Pending the use of such net proceeds, we intend to invest these funds in investment-grade, interest bearing securities.

        In order to furnish certain exhibits for incorporation by reference into the registration statement, we are also filing as Exhibit 5.1 the opinion of Bartlit Beck Herman Palenchar & Scott LLP relating to the validity of the shares of common stock being sold.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

No.	Description
5.1	Legal Opinion of Bartlit Beck Herman Palenchar & Scott LLP
10.1	Stock Purchase Agreement dated March 25, 2004 by and among NaPro BioTherapeutics, Inc. and the institutional investors named therein.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAPRO BIOTHERAPEUTICS, INC.
Dated: March 25, 2004	By:	/s/ GORDON LINK Gordon Link Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
5.1	Legal Opinion of Bartlit Beck Herman Palenchar & Scott LLP
10.1	Stock Purchase Agreement dated March 25, 2004 by and among NaPro BioTherapeutics, Inc. and the institutional investors named therein.

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  Item 5. Other Events and Regulation FD Disclosure
  Item 7. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS